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                           EXHIBIT 10d

                         FIFTH AMENDMENT
                                TO
           KAMAN CORPORATION DEFERRED COMPENSATION PLAN
       (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1994)


     THIS AMENDMENT made this 6th day of November, 2001, by Kaman
Corporation, hereinafter referred to as the "Corporation", for the purpose of amending certain provisions of the Deferred Compensation Plan,

                           WITNESSETH:

     WHEREAS, the Corporation amended and restated the Kaman Corporation Deferred Compensation Plan (hereinafter referred to as the "Plan") by written Plan instrument adopted generally effective as of January 1, 1994, and further amended the same by a First Amendment thereto effective January 1, 1997, a Second Amendment thereto effective September 9, 1997, a Third Amendment thereto effective January 1, 2000, and a Fourth Amendment thereto effective November 14, 2000; and

     WHEREAS, the Corporation reserved the right to amend the Plan in Section 8 thereof; and

     WHEREAS, the Corporation desires to amend the Plan in the following particular;

     NOW, THEREFORE, the Corporation hereby amends the Plan as follows:

     1.  Section 5.1 is amended to read as follows, effective
November 6, 2001:

          "5.1 Distributions After Lapse of Years. (a) In connection with each Deferral Election, a Participant may also elect to receive a distribution of that portion of his Account Balance equal to the Deferral Amount for that Plan Year plus any interest credited thereon after the lapse of seven or more Plan Years as specified in the Election Form.

(b) Any such distribution shall be made in a lump sum no later than ninety (90) days after the lapse of the number of Plan Years specified in the Election Form. Notwithstanding any provision herein to the contrary, no interest shall be credited on the Account Balance for any period subsequent to the last day of the last Plan Year in the lapse period.






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(c)  Effective November 6, 2001, a Participant who has
     made a "lapse of years" election pursuant to this Section 5.1 may change his election to an election to have his Account Balance distributed upon Retirement under Section 4.2, in a lump sum or in installments as permitted thereunder. As part of such election, the Participant shall indicate whether he wishes the lump sum payment to be made or the installment payments to commence (i) on the fist day of the third month following the date the Participant Retires, or (ii) on the later of (A) the first day of the third month following the date the Participant Retires or (B) on the second day of the January next following the date the Participant Retires. The election shall be made on the form prescribed by the Committee. The following additional rules shall apply:

               (i) Any such election to change a "lapse of years" election shall only be effective if filed with the Committee prior to the beginning of the final Plan Year of the original specified period.

               (ii)  Notwithstanding the foregoing, if the
          Participant retires within one (1) year of a change made under this paragraph (c), that change shall be null and void.

               (iii) If a Participant makes an election under this paragraph (c) to change from a "lapse of years" election to an election to have his Account Balance distributed upon Retirement under Section 4.2, and the Participant thereafter wants to make one or more subsequent changes thereto, any subsequent change shall be governed by and in accordance with the provisions of Section 4.2, including the provision that if the event which triggers the distribution occurs within one (1) year of such change, that change shall be totally null and void."

     2. As hereinabove modified and amended, the Plan as amended shall remain in full force and effect.

     3.   This Amendment is effective as of November 6, 2001.

     IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by one of its duly authorized officers.

WITNESS                            KAMAN CORPORATION
/s/ Marie A. Okun                  /s/ Paul R. Kuhn
                                   Its president and CEO

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